                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] CONFIDENTIAL, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12

                                ICU Medical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
       0-11.
       (1) Title of each class of securities to which transaction applies:

       _________________________________________________________________________

       (2) Aggregate number of securities to which transaction applies:

       _________________________________________________________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       ________________________________________________________________________

       (5) Total fee paid:

       ________________________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       ________________________________________________________________________

       (2) Form, Schedule or Registration Statement No.:

       ________________________________________________________________________

       (3) Filing Party:

       ________________________________________________________________________

       (4) Date Filed:__________________________________________________________

                                ICU MEDICAL, INC.
                               951 CALLE AMANECER
                         SAN CLEMENTE, CALIFORNIA 92673
                          -----------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 11, 2007
                          -----------------------------


This Annual Meeting of Stockholders of ICU Medical, Inc. (the ''Company'') will be held by means of remote communication on the Internet at the Company's web site, www.icumed.com, and by conference telephone at (800) 901-5259, passcode 30035235, on Friday, May 11, 2007 at 9:00 a.m., Pacific Daylight Time, for the following purposes:

         1. To elect two directors of the Company to serve for a term of three years and until their successors have been elected and qualified;

         2. To ratify the selection of McGladrey & Pullen LLP, the independent registered public accounting firm for the Company for the year ending December 31, 2007;

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has determined that only holders of Common Stock of record at the close of business on March 26, 2007 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         YOU MAY ATTEND THE ANNUAL MEETING BY EITHER CLICKING ON "INVESTORS" AND THEN CLICKING ON "ANNUAL MEETING" ON OUR WEB SITE, WWW.ICUMED.COM, OR CALLING
(800) 901-5259, PASSCODE 30035235, FROM A TOUCH-TONE TELEPHONE. IF YOU HOLD STOCK CERTIFICATES REGISTERED IN YOUR OWN NAME, YOU WILL NEED THE CONTROL NUMBER PRINTED ON THE ATTACHMENT TO THE ENCLOSED PROXY CARD TO VERIFY THAT YOU ARE A STOCKHOLDER OF RECORD. IF YOUR STOCK IS HELD IN "STREET NAME" BY YOUR BROKER OR OTHER NOMINEE, YOU WILL NEED TO PROVIDE THE NAME OF YOUR BROKER OR NOMINEE TO GAIN ACCESS TO THE ANNUAL MEETING.

                                         By Order of the Board of Directors

                                         /s/ Francis J. O'Brien
                                         -----------------------------
                                         Francis J. O'Brien, Secretary


San Clemente, CA
April 9, 2007


                             YOUR VOTE IS IMPORTANT

         Even though you plan to attend the Annual Meeting in person by means of remote communication, please complete, sign, date and return the enclosed proxy promptly or submit your proxy over the Internet or by telephone. If you attend the Annual Meeting electronically, you may withdraw your proxy and vote in person. You will find information on submitting your proxy over the Internet and by telephone and information about voting in person at the Annual Meeting on the reverse side of this notice.


                          THANK YOU FOR ACTING PROMPTLY

HOW DO I SUBMIT MY PROXY?

         You will have the opportunity to attend the Annual Meeting by means of remote communication and vote during the Annual Meeting if you choose. Whether or not you vote during the Annual Meeting, it is important that your shares be represented and voted. If you are a stockholder of record, you can give a proxy to have your shares voted at the Annual Meeting either:

         o by mailing the enclosed proxy card in the enclosed envelope;

         o electronically, using the Internet; or

         o over the telephone by calling a toll-free number.

         The Internet and telephone proxy submission procedures are set up for your convenience and are designed to verify your identity, to allow you to give voting instructions, and to confirm that those instructions have been properly recorded. If you are a stockholder of record and you would like to submit your proxy by telephone or by using the Internet, please refer to the specific instructions on the attachment to the enclosed proxy card. Alternatively, you may submit your proxy by mail by returning your signed proxy in the enclosed envelope. If we receive your proxy by mail, electronically or by telephone before the annual meeting, we will vote your shares as you direct.

         If you hold your shares in "street name," you must give voting instructions in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.


HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

         If you are a stockholder of record, you may vote your shares at the Annual Meeting by telecopier or facsimile. The procedures for voting during the Annual Meeting are designed to verify your identity and allow you to vote. You should retain the attachment to the proxy card enclosed with this Proxy Statement on which your unique control number appears. You will need to write this control number on your ballot to verify your identity.

         To vote during the meeting, access the Company's website at www.icumed.com, then click on the Investors tab, and click on the icon that says "Voting Ballot." You may download and print the ballot. Alternatively, you may request that a ballot be faxed to you by calling Investor Relations at (800) 824-7890 any time before 4:00 PM PDT on May 10, 2007. After you have marked your votes and recorded your control number on your ballot, you may fax the ballot to the Company at (949) 366-8368. Ballots must be received before the polls are closed during the Annual Meeting to be counted. We anticipate that the polls will be open from approximately 9:15 to 9:40 AM PDT on May 11, 2007.

         Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. If you vote by proxy and then decide to attend the Annual Meeting, you will be able to vote during the Annual Meeting, even if you have previously submitted your proxy.


                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                                ICU MEDICAL, INC.

                               951 CALLE AMANECER
                         SAN CLEMENTE, CALIFORNIA 92673

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ICU Medical, Inc. (the ''Company'') for use at the Annual Meeting of Stockholders. That meeting is to be held by means of remote communication on the Internet at the Company's web site, www.icumed.com, and by conference telephone at (800) 901-5259, passcode 30035235, on Friday, May 11, 2007 at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice.

         The approximate date of mailing of this Proxy Statement and the accompanying proxy is April 9, 2007. This Proxy Statement was also posted on the Company's web site, www.icumed.com, on April 9, 2007.

ATTENDANCE BY REMOTE COMMUNICATION

         The Annual Meeting will be held entirely by remote communication on the Internet, as permitted by Delaware law. There will be no physical location at which stockholders may attend the Annual Meeting, but stockholders may attend and participate in the meeting electronically. Stockholders who participate in the Annual Meeting by means of remote communication will be deemed to be present in person and will be able to vote during the Annual Meeting at the times that the polls are open. Stockholders who wish to attend the meeting should go to www.icumed.com, click on the Investors tab and click on the icon that says "Annual Meeting" or telephone (800) 901-5259, passcode 30035235 at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders of record as of March 26, 2007, the record date. Stockholders of record will need to provide the control number on the attachment to the enclosed proxy card to verify their identity.

         Beneficial owners whose stock is held for them in street name by their brokers or other nominees may also attend the meeting by going to www.icumed.com, clicking on the Investors tab and clicking on the icon that says "Annual Meeting" or telephoning (800) 901-5259, passcode 30035235, at least 10 minutes before the beginning of the meeting. Such beneficial owners may not vote at the meeting, and may only cause their shares to be voted by providing voting instructions to the persons who hold the beneficial owners' shares for them. Beneficial owners will need to provide the name of the broker or other nominee that holds their shares to gain access to the meeting.

         There is additional information about voting at the Annual Meeting on the opposite page. Stockholders may also obtain additional information about accessing and voting at the Annual Meeting by calling Investor Relations at
(800) 824-7890.

PROXY INFORMATION

         A stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting electronically and elects to vote in person. Subject to such revocation or suspension, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted in favor of (i) the election of the nominees for director named in, or otherwise nominated as set forth in this Proxy Statement, (ii) the proposal to ratify the selection of independent auditors, and (iii) in the discretion of the proxy holders, on any other business that comes before the meeting.

RECORD DATE AND VOTING

         As of March 26, 2007 the outstanding voting securities of the Company consisted of 14,432,995 shares of $.10 par value Common Stock. Each stockholder of record at the close of business on March 26, 2007 is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. The presence in person electronically or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the meeting.

         Directors are elected by a plurality of the votes of the shares present in person electronically or by proxy and entitled to vote on the election of directors. As a result, abstentions have no effect on the election of directors. Generally, stockholder approval of other matters, such as the ratification of the selection of independent auditors, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Shares voted to abstain on such a matter will be treated as entitled to vote on the matter and will thus have the same effect as ''no'' votes.

         The term ''broker non-votes'' refers to shares held by a broker in street name that are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. Broker non-votes on such matters are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The election of directors and ratification of the selection of independent certified public accountants are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to shares of Common Stock owned as of March 26, 2007, by (i) each person who, insofar as the Company has been able to ascertain, beneficially owned more than five percent of the outstanding Common Stock, (ii) each director, (iii) each nominee for election as a director, (iv) each named executive officer, and (v) all directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, and subject to community property laws where applicable, the Company believes that the persons as to whom the information is given have sole voting and investment power over the shares listed as beneficially owned. The business address of the George A. Lopez, M.D. Second Family Limited Partnership, the Lopez Family Trust and George A. Lopez, M.D. is 951 Calle Amanecer, San Clemente, California 92673.


                                                                                         SHARES          PERCENT
                                                                                         OWNED              OF
                                                                                      BENEFICIALLY       CLASS(1)
                                                                                      ------------       --------
      George A. Lopez, M.D........................................................    4,026,487 (2)          23.4%
      George A. Lopez, M.D. Second Family Limited Partnership ....................    1,186,843 (3)           8.1%
      Neuberger Berman, Inc.......................................................    1,954,719 (12)         13.4%
        605 Third Avenue, New York, NY 10158-3698
      Columbia Wanger Asset Management, L.P.......................................    1,784,400 (12)         12.2%
        227 West Monroe Street, Suite 3000, Chicago, IL 60606
      Barclay's Global Investors NA...............................................      935,664 (12)          6.4%
        45 Fremont Street, San Francisco, California 94105
      Jack W. Brown...............................................................       50,625 (4)           *
      John J. Connors.............................................................       29,375 (5)           *
      Michael T. Kovalchik III, M.D...............................................       45,437 (4)           *
      Joseph R. Saucedo...........................................................       39,375 (4)           *
      Richard H. Sherman, M.D.....................................................      112,176 (4)           *
      Robert S. Swinney, M.D......................................................       47,125 (4)(6)        *
      Richard A. Costello.........................................................       62,127 (7)           *
      Scott E. Lamb...............................................................        5,510 (8)           *
      Francis J. O'Brien..........................................................       85,453 (9)           *
      Steven C. Riggs.............................................................       52,991 (10)          *
 All directors and executive officers as a group (11 persons).....................    4,604,320 (11)         26.0%

 *    Less than one percent
 (1) Based on total shares of Common Stock outstanding plus outstanding options to acquire Common Stock currently exercisable or exercisable within 60 days held by the beneficial owner whose percent of outstanding stock is calculated.
 (2) Includes options to acquire 2,600,541 shares. Also includes the 1,186,843 shares owned by the Partnership, as to which shares Dr. Lopez disclaims any beneficial ownership except to the extent described in Note (3). Includes 49,251 shares owned by the Lopez Family Trust. Dr. George A. Lopez is trustee and beneficiary of the Family Trust. Includes 173,950 shares held by Dr. Lopez as Trustee of the Lopez Charitable Remainder Trust #1 for the benefit of Dr. Lopez.
 (3) Dr. George A. Lopez is the general partner of the George A. Lopez, M.D. Second Family Limited Partnership (the "Partnership") and holds a one-percent general partnership interest in the Partnership. As general partner, he has the power to vote and power to dispose of the 1,186,843 shares owned by the Partnership and may be deemed to be a beneficial owner of such shares. Trusts for the benefit of Dr. Lopez's children, the Christopher George Lopez Children's Trust and the Nicholas George Lopez Children's Trust, own a 99% limited partnership interest in the Partnership. Dr. Lopez is not trustee of and has no interest in his children's Trusts. Except to the extent of the undivided one percent general partnership interest in the assets of the Partnership, Dr. Lopez disclaims any beneficial ownership of the shares owned by the Partnership
 (4)  Includes options to acquire 39,375 shares.
 (5)  Includes options to acquire 24,375 shares.

 (6) Does not include 750 shares owned by Dr. Swinney's wife as to which he has no voting or investment power and disclaims any beneficial ownership.
 (7)  Includes options to acquire 62,127 shares.
 (8)  Includes options to acquire 5,000 shares.
 (9)  Includes options to acquire 77,472 shares.
 (10) Includes options to acquire 52,750 shares.
 (11) Includes options to acquire 3,068,389 shares.
 (12) Information included solely in reliance on information included in a Statement on Schedule 13D or 13G filed with the Securities and Exchange Commission by the indicated holder.

 None of the Company's shares owned by its directors or officers has been pledged as security and Company policy prohibits pledging or hypothecating any of the Company's securities owned by its directors and officers.

                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

         Two directors, of the seven directors currently constituting the Board of Directors, are to be elected at the Annual Meeting and to hold office until the 2010 Annual Meeting and until their successors are elected and qualified. The Company's Board of Directors is divided into three classes. Each year a different class of directors is elected at the Annual Meeting to a three-year term.

         In the election of directors, the proxy holders intend to vote for the election of George A. Lopez, M.D. and Robert S. Swinney, M.D., who are now members of the Board and whose current terms of office are expiring. It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the Company's Nominating/Corporate Governance Committee.

                                                       CURRENT
                                             DIRECTOR    TERM
               NAME                    AGE    SINCE     EXPIRES                PRINCIPAL OCCUPATION
-------------------------------------  ---   --------  --------     ---------------------------------------------

 George A. Lopez, M.D. ..............  59     1984       2007       Chairman of the Board, President and Chief
                                                                    Executive Officer of the Company

 Jack W. Brown.......................  67     1992       2009       Former Chairman of the Board and President of
                                                                    Gish Biomedical, Inc., a manufacturer of
                                                                    disposable medical devices

 John J. Connors, Esquire............  67     1992       2008       Patent Attorney, founder, Connors &
                                                                    Associates, a legal services firm

 Michael T. Kovalchik III, M.D. .....  61     1989       2008       Physician and Director of Davita Healthcare
                                                                    Kidney Center, Torrington, Connecticut;
                                                                    Chairman Ethics Committee, Charlotte
                                                                    Hungerford Hospital, Torrington, Connecticut

 Joseph R. Saucedo ..................  63     2001       2008       Chairman and President of Bolsa Resources,
                                                                    Inc., a management consulting firm

 Richard H. Sherman, M.D. ...........  60     1990       2009       Physician and Assistant Chair, Department of
                                                                    Medicine, Bay Health Medical Center, Milford
                                                                    Memorial Hospital, Milford, Delaware

 Robert S. Swinney, M.D. ............  61     1998       2007       Intensive Care Unit Physician Specialist and
                                                                    member of the faculty of the Los Angeles
                                                                    County-University of Southern California
                                                                    Medical Center

         Dr. Lopez is the founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer for more than five years. Dr. Lopez has held various offices and served as a director of the Company since its founding in 1984 with some interruptions in service.

         Messrs. Brown, Connors and Saucedo and Drs. Kovalchik, Sherman and Swinney have been engaged in their current occupations for more than five years. Mr. Connors previously served as a director from December 1988 to July 1989. Dr. Swinney previously served as a director from 1989 to October 1995.

COMPENSATION DISCUSSION AND ANALYSIS

         The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance and that are sufficiently competitive to attract, retain and motivate highly competent management personnel. Compensation of executive officers includes base salary, performance-based incentive bonuses, stock options, and discretionary deferred compensation.

         Base salaries are generally set at no less than the median base salary for similar positions in other companies of comparable size, but may be adjusted upwards or downwards for factors such as business experience, longevity with the Company, tenure in the position and unique requirements of the position as compared to similar positions in other companies.

         Upon achievement of performance objectives, officers receive, in addition to base salaries, bonuses based on a percentage of their base salaries. Those bonuses, if earned, are generally set at an amount to yield total cash compensation to the officers at an amount substantially above the median total cash compensation for similar positions in other companies, after considering the same factors as are considered in setting base compensation. Additional amounts may be paid in certain circumstances for unusual achievements. Incentive bonuses are intended to align the interests of the executive officers with the objectives of the Company, which are based on what the Company believes will produce the best return for the Company's stockholders.

         Until 2004, stock options were a significant part of compensation to officers. Use of stock-based programs has been substantially curtailed starting after the first half of 2005, and only a limited number of stock options were granted in 2006.

         The 2005 Long Term Retention Plan ("LTRP") was established in 2005 as a discretionary deferred compensation plan under which discretionary cash payments may be made to officers who continue to be employed by the Company six years after an award is made. The award may become payable sooner in certain circumstances, and, at the discretion of the Chief Executive Officer or, in the case of awards to the Chief Executive Officer, the Compensation Committee may not be paid at all. The LTRP is intended to provide a strong incentive to the Company's officers to remain with the Company, which the Company believes is beneficial for the Company's stockholders.

         In setting compensation levels for executive officers, the Company considers each element of compensation separately as well as the aggregate value of all elements of compensation for each individual. Amounts realized or realizable from awards under prior bonus or incentive plans, including stock options, are not considered in setting current compensation levels.

         The Company does not provide pension or other post-retirement benefits, other than matching contributions under the Company's 401(k) retirement plan. The Company does not provide, except to the limited extent described in this discussion, any significant perquisites or other personal benefits to its officers.

         The Company has not set any guidelines for ownership of its securities by directors or officers. It does prohibit pledging or hypothecating any securities owned by any of its employees or directors or "short selling" of its securities by any of its employees or directors.

EMPLOYMENT AGREEMENTS

         The Company enters into employment agreements with each named executive officer other than the Chief Executive Officer for semi-annual periods ending on June 30 and December 31, and they may be renewed for successive six-month periods upon expiration, unless terminated. The employment agreement with the Chief Executive Officer is for an annual period ending December 31 and may be renewed for an annual period upon expiration unless terminated. The agreements may be terminated by the Company on sixty days notice. They provide for base salary and a bonus payable in cash based on achievement of performance goals.

         The annual base salary is set forth in the Summary Compensation Table. There was no change in the base salaries of Dr. Lopez and Mr. O'Brien for 2006, as the Company decided to pay a higher proportion of their compensation as performance-based bonuses in recognition of their influence on the Company's performance. The base salaries of Messrs. Costello, Riggs and Lamb were increased because of general market increases and increased job responsibilities.

PERFORMANCE-BASED BONUSES

         Officers other than Dr. Lopez could receive, in addition to base salaries, semi-annual performance bonuses in amounts ranging from 20% to 33% of their semi-annual base salaries. The Company has set the semi-annual performance bonus to be awarded to Dr. Lopez at 100% of his semi-annual base salary, which is a higher percentage of his base salary than that awarded to other officers, because it believes that in view of his overall responsibility for the success of the Company, it is appropriate that a larger portion of his compensation be contingent on performance. No specific performance goals were established for 2006, but the bonus was paid for the first semi-annual period in 2006 upon the Company's conclusion that its financial performance for the semi-annual period was satisfactory. Key elements of financial performance that were considered were sales, sales growth, operating profit and growth in operating profit, net income and growth in net income, cash flow from operations and levels of accounts receivable and inventories.

         The Company may also pay amounts to its officers for unusual achievements. In addition, the semi-annual bonus for the second half of 2006 was accelerated and paid in July 2006 (see below). No additional bonus was paid for the second half of 2006.

         Payment of performance-based cash bonuses ("Target Bonuses") to Dr. Lopez and Mr. O'Brien was approved by the Compensation Committee of the Board of Directors (the "Committee") on March 22, 2006 and by the stockholders of the Company on May 12, 2006. The Target Bonuses are to be paid for each of the five years ending December 31, 2006 through 2010 if the closing price of the Company's Common Stock on the last trading day of such year is equal to or higher than the target stock price ("Target Price") for such year established by the Committee. The Company will not pay the Target Bonuses for any year if the Closing Price for such year is not equal to or higher than the Target Price for such year. The Target Price is a price for the Common Stock that is higher than the market price at the time it is set by the Committee and that the Committee believes could be achieved as a result of superior financial performance. The Target Bonuses are intended to satisfy the requirements for qualified performance-based compensation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore will not be subject to the limitations on tax-deductible compensation. The conditions for payment of the Target Bonuses will be deemed to be met in the event of an acquisition of the Company in which holders of the Company's Common Stock receive cash or other consideration for the Common Stock with a value equal to or higher than the Target Price for the year in which the acquisition is completed. The Company will not pay the Target Bonus for any year to Dr. Lopez if he is not serving as Chief Executive Officer of the Company or to Mr. O'Brien if he is not serving as Chief Financial Officer of the Company, in each case on the last trading day of such year unless the conditions for payment of the Target Bonuses are deemed to be met in connection with an acquisition of the Company. The business criterion on which the performance goal is based is the price of the Company's Common Stock. The maximum amounts of the Target Bonuses that can be paid for any year on achievement of the performance goal are $1,000,000 for Dr. Lopez and $500,000 for Mr. O'Brien. The Committee believes that these Target Bonuses will provide benefits to the stockholders by encouraging Dr. Lopez and Mr. O'Brien to promote and strengthen the Company's investor and public relations, which may lead to improved market performance of the Company's Common Stock. The Committee approved Target Bonuses in 2006 of $550,000 for Dr. Lopez and $250,000 for Mr. O'Brien, payable if the Target Price was achieved. The Target Price was not achieved, and the Target Bonuses were not paid.

         The Company approved a special performance bonus of $231,000 payable to Mr. Riggs upon implementation of "ChangeMaker," a specific engineering process improvement program. This bonus had not been earned by December 31, 2006, but will be paid in the future if earned.

         In addition to the semi-annual performance bonuses described above, the Company paid special bonuses in July 2006 because of the Company's strong financial performance in the first half of 2006. Of the amounts paid, officers received the following amounts: Dr. Lopez $125,000; Mr. O'Brien $21,750; Mr. Costello $18,750; Mr. Lamb $17,000; Mr. Riggs $17,325. These amounts were calculated as approximately 50% of the semi-annual performance bonus. In addition, payment of the semi-annual performance bonuses for the second half of 2006 was accelerated and paid in July 2006; the amounts were: Dr Lopez $250,000; Mr. O'Brien $43,500; Mr. Costello $37,500; Mr. Lamb $16,400; Mr. Riggs $34,650.
Further, the Compensation Committee approved acceleration of the payment to Dr. Lopez of $300,000 that had been awarded under the LTRP.

STOCK OPTIONS

         The Company substantially curtailed grants of stock options starting after the first half of 2005. Under Statement of Financial Accounting Standards No. 123 (revised 2004), SHARE-BASED PAYMENT ("FAS123R"), compensation expense is recorded for stock options commencing as of January 1, 2006. Prior to that date, it was not required to record compensation expense related to stock options. Because the compensation expense of stock options is now required to be charged to income, the Company decided to use its ample cash resources for compensation rather than incur the dilution of stockholders' equity and earnings per share that results from the use of stock options.

         The Company believes that stock-based compensation is often preferred by its officers, and will, from time to time, grant stock options to its officers, particularly to officers who have not received significant awards of stock options in the past. Accordingly, it granted options to purchase 20,000 shares of Common Stock to Mr. Lamb in 2006. Because the Company views those options as a long-term incentive, they are not scheduled to vest until five years from grant date.

LONG-TERM RETENTION PLAN

         The LTRP was established in 2005 as a discretionary deferred compensation plan under which discretionary cash payments may be made to officers six years after an award is made. Under the Plan, the Compensation Committee shall periodically determine, after advice from and consultation with the Chief Executive Officer ("CEO"), the award to each participant, except that the Compensation Committee shall determine the award to the CEO, without advice from or consultation with the CEO. The amounts of the annual awards are discretionary, and do not bear a relationship to the officers' other compensation or performance.

         Awards are payable, except with respect to the CEO, at the sole discretion of the CEO on the sixth anniversary of the award, or sooner if Dr. Lopez ceases to be CEO. The award to the CEO is payable at the sole discretion of the Compensation Committee on the sixth anniversary of the award or if he ceases to be CEO except if he voluntarily terminates his employment or resigns as CEO. To receive payment of an award, a participant must be an employee of the Company at the time payment is due. The maximum amounts of the awards may be up to 200% of the award amounts based upon increases in the price of the Company's Common Stock or market capitalization.

         Awards to named executive officers in 2006 were as follows: Dr. Lopez $301,000; Mr. O'Brien $200,000; Mr. Costello $200,000; Mr. Lamb $150,000; and,
Mr. Riggs $300,000. Maximum awards are 200% of these amounts.

PAYMENTS ON CHANGE IN CONTROL

         The Company has a written agreement with Dr. Lopez which generally provides that, if within 36 months after a change in control of the Company, as defined in the agreement, his employment is terminated involuntarily or, after certain negative changes in condition of employment occur, voluntarily, he will be entitled to three times his annual salary and bonus, payment of bonus through date of termination and continuation of benefits for three years, and any stock options he holds will vest in full. In addition, if any payments are subject to excise tax under Section 4999 of the Code, he will be entitled to a "gross up" of payments to offset the effect of the excise tax. The Company will not be entitled to a tax deduction for any payments made under the agreement that are subject to excise tax.

SUMMARY COMPENSATION TABLE

         The following table shows all compensation awarded to, earned by or paid to each of the Company's principal executive officer, principal financial officer and the next three most highly compensated executive officers whose 2006 total compensation exceeded $100,000 (collectively, the "named executive officers"). All amounts are included in the year earned rather than the year actually paid; a portion of certain amounts, other than salary, may be paid in the following year.

                                               SUMMARY COMPENSATION TABLE

                                                                               NON-EQUITY
                                                                                INCENTIVE
                                                                                  PLAN        ALL OTHER
                                                                   OPTION        COMPEN-       COMPEN-
NAME AND POSITION           YEAR        SALARY        BONUS      AWARDS (1)      SATION        SATION         TOTAL
-----------------           ----      ----------     --------    ----------    -----------   -----------   -----------
George A. Lopez,            2006      $500,000       $625,000    $   12,445                  $329,816(2)   $1,467,261
M.D.
  Chairman of the
  Board, President and
  Chief Executive
  Officer

Francis J. O'Brien          2006       290,000        108,750             0                     5,336 (3)     404,086
  Secretary, Treasurer
  and Chief Financial
  Officer

Richard A. Costello         2006       215,000(8)      93,750             0                     4,086 (4)     312,836
  Vice President of
   Sales

Scott E. Lamb               2006       164,000         49,800        26,676    $ 65,600 (7)     3,466 (5)     309,542
  Controller

Steven C. Riggs             2006       231,000         86,625             0      92,400 (7)     2,453 (6)     412,478
  Vice President of
   Operations

(1) Options to acquire shares of Common Stock of the Company. See Notes 2 and 3 in the Company's Consolidated Financial Statement included in its Annual Report to Shareholders for assumptions made in valuation of stock options.

(2) Includes $300,000 acceleration of payment under the Long Term Retention Program. Includes Company matching contributions under Section 401(k) retirement plan for employees of $5,000. Includes $24,480 of expenses paid by the Company in sponsoring Dr. Lopez's participation in a spear fishing team, and $907 life insurance and disability insurance for the benefit of Dr. Lopez.

(3) Includes $5,000 Company matching contribution under section 401(k) retirement plan, and $336 life insurance and disability insurance for the benefit of Mr. O'Brien.

(4) Includes $3,750 Company matching contribution under section 401(k) retirement plan, and $336 life insurance and disability insurance for the benefit of Mr. Costello.

(5) Includes $3,130 Company matching contribution under section 401(k) retirement plan, and $336 life insurance and disability insurance for the benefit of Mr. Lamb.

(6) Includes $2,117 Company matching contribution under section 401(k) retirement plan, and $336 life insurance and disability insurance for the benefit of Mr. Riggs.

(7) Paid based on achievement of cost savings for products manufactured at the Salt Lake City, Utah plant.

(8)  Annual base salary adjusted to $250,000 as of June 1, 2006.

GRANTS OF PLAN-BASED AWARDS

The following table presents awards in 2006 under the Company's various incentive award plans.

                                      2006 GRANTS OF PLAN-BASED AWARDS

                                                                         All other
                                                                           Option                Closing      Grant
                                                                           Awards:                Market      date
                                                                         Number of    Exercise   Price on     Fair
                                        Estimated Future Payouts Under   Securities   Price of    Grant     Value of
                              Grant       Non-Equity Incentive Plan      Underlying    Option      Date      Option
Name                           Date               Awards (2)             Options (3)   Awards      (1)       Awards
-----------------------      -------   -------------------------------   -----------  --------   --------   --------
                                       Threshold    Target    Maximum
                                       ---------   -------    -------
George A. Lopez, M.D.
  Performance Bonus (2)      3/22/06          0    550,000    550,000
Francis J. O'Brien
  Performance Bonus (2)      3/22/06          0    250,000    250,000
Scott E. Lamb
  Stock Option               8/8/06                                          20,000     40.96      41.10    $355,674

(1) Under the terms of the Company's 2003 Stock Option Plan (the "2003 Plan"), options are granted at an option price no less than 100% of the Fair Market Value of the shares on the grant date. Fair Market Value was generally defined in the 2003 Plan as the mean between the highest and lowest sales price of the shares on any established stock exchange or quoted on a national market system. On January 26, 2007, the 2003 Plan was amended to change the definition of Fair Market Value to the closing price on the date of grant.

(2) Performance bonus payable if the Closing Price of the Company's stock on the last trading day of 2006 is equal to or higher than the "Target Price". The Target Price was not achieved and the bonus was not paid.

(3) Options to purchase Common Stock of the Company were granted in 2006 to employees under the 2003 Plan , which provides for the grant of options to purchase up to 1,500,000 shares. The exercise price of options granted under the 2003 Plan is the fair market value of the Common Stock on the date of grant. All options granted under the 2003 Plan in 2006 expire ten years from issuance and vest on the fifth anniversary of issuance. The Company granted options to purchase 40,000 shares of Common Stock under the 2003 Plan in 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table contains information about stock options of the Company held at December 31, 2006, by the named executive officers of the Company

                                2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                  NUMBER OF         NUMBER OF
                                 SECURITIES        SECURITIES
                                 UNDERLYING        UNDERLYING
                                 UNEXERCISED       UNEXERCISED       OPTION             OPTION             OPTION
                                   OPTIONS           OPTIONS        EXERCISE           VESTING           EXPIRATION
NAME                             EXERCISABLE      UNEXERCISABLE       PRICE              DATE               DATE
----                             -----------      -------------     ---------   ---------------------    ----------
George A. Lopez, M.D.                   541                          $ 5.54     1/1/1999                  1/31/08
                                     48,982                            8.17     1/1/1999                  1/2/09
                                    101,017                            8.17     1/1/2002                  1/2/09
                                    975,000                            8.17     1/1/2002                  1/2/09
                                     16,512                           10.67     1/1/2003                  9/2/10
                                    133,488                           10.33     1/1/2003                  12/20/10
                                    300,000                           14.63     9/9/01-03         (1)     9/9/11
                                     75,000                           18.63     12/9/01-03        (1)     12/9/11


                                       11


                                  NUMBER OF         NUMBER OF
                                 SECURITIES        SECURITIES
                                 UNDERLYING        UNDERLYING
                                 UNEXERCISED       UNEXERCISED       OPTION             OPTION             OPTION
                                   OPTIONS           OPTIONS        EXERCISE           VESTING           EXPIRATION
NAME                             EXERCISABLE      UNEXERCISABLE       PRICE              DATE                DATE
----                             -----------      -------------     ---------   ---------------------    ----------
                                     75,000                           19.46     3/9/02-04         (1)     3/9/12
                                     75,000                           25.62     6/8/02-04         (1)     6/8/12
                                     75,000                           23.77     9/10/02-04        (1)     9/10/12
                                     75,000                           28.62     12/9/02-04        (1)     12/9/12
                                     75,000                           33.55     3/8/03-12/31/04   (2)     3/8/13
                                     75,000                           30.18     6/9/03-12/31/04   (2)     6/9/13
                                     50,000                           36.03     9/9/03-12/31/04   (2)     9/9/13
                                     50,000                           36.87     12/9/03-12/31/04  (2)     12/9/13
                                     50,000                           26.15     3/9/04-06         (1)     3/9/14
                                     50,000                           32.68     6/9/04-12/31/04   (2)     6/9/14
                                     50,000                           29.27     9/9/04-12/31/04   (2)     9/9/14
                                     50,000                           34.18     12/9/04-12/31/04          12/9/14
                                    100,000                           31.20     10/16/04                  4/16/14
                                    100,000                           32.92     10/16/05                  4/16/15
                                 -----------
                                  2,600,540
                                 ===========

Francis J. O'Brien                      972                           14.29      1/1/02                   1/2/10
                                      1,500                           29.16      11/01/02-04       (1)    11/01/12
                                     12,500                           36.04      1/1/04                   9/20/13
                                     12,500                           30.35      1/1/04                   2/5/14
                                     12,500                           29.57      9/2/04                   9/2/14
                                     12,500                           32.61      1/1/07                   4/8/15
                                     12,500                           31.20      10/16/04                 4/15/15
                                     12,500                           32.92      10/16/05                 4/16/15
                                 -----------
                                     77,472
                                 ===========

Richard A. Costello                      13                            7.29     1/1/03                    11/19/08
                                      1,114                           10.90     1/1/02                    1/12/10
                                                      15,000          23.90     9/13/11            (3)    9/13/12
                                     10,000                           36.04     1/2/04                    9/20/13
                                      1,000                           36.17     9/2/03-12/31/04           9/28/13
                                     10,000                           30.35     1/2/04                    2/5/14
                                     10,000                           29.57     1/2/04                    9/2/14
                                     10,000                           32.61     1/1/07                    4/8/15
                                     10,000                           31.20     10/16/04                  4/16/15
                                     10,000                           32.92     10/16/05                  4/16/15
                                 -----------      -------------
                                     62,127           15,000
                                 ===========      =============

Scott E. Lamb                         1,500                           37.83     12/31/04                  1/31/15
                                      3,500                           32.92     10/16/05                  4/16/15
                                                      20,000          40.96     8/8/11                    8/8/16
                                 -----------      -------------
                                      5,000           20,000
                                 ===========      =============


                                       12


                                 NUMBER OF         NUMBER OF
                                 SECURITIES        SECURITIES
                                 UNDERLYING        UNDERLYING
                                UNEXERCISED       UNEXERCISED        OPTION             OPTION             OPTION
                                  OPTIONS           OPTIONS         EXERCISE           VESTING           EXPIRATION
NAME                            EXERCISABLE      UNEXERCISABLE        PRICE              DATE                DATE
----                             -----------      -------------     ---------   ---------------------    ----------
Steven C. Riggs                       1,500                           14.29     1/1/02                    1/1/10
                                      2,500                           15.27     5/22/01-03         (1)    5/22/11
                                      3,750                           16.13     11/6/01-03         (1)    11/6/11
                                      4,250                           12.92     9/14/01-03         (1)    9/14/11
                                      3,750                           25.80     6/12/02-04         (1)    6/12/12
                                      7,500                           30.32     1/2/03-12/31/04    (2)    1/2/13
                                      8,000                           30.09     6/4/03-12/31/04    (2)    6/4/13
                                      3,750                           29.86     7/1/03-12/31/04    (2)    7/1/13
                                      3,500                           36.04     9/20/03-12/31/04   (2)    9/20/13
                                      1,000                           35.75     10/5/03-12/31/04   (2)    10/5/13
                                      3,500                           29.57     9/2/04-12/31/04    (2)    9/2/14
                                      3,500                           33.77     12/31/04                  2/13/15
                                      3,500                           31.20     10/16/04                  4/16/15
                                      7,000                           32.92     10/16/05                  4/16/15
                                 -----------
                                     57,000
                                 ===========

(1)  Vested one-third annually.

(2) Vesting schedule one-third annually, with vesting of unvested shares at 12/31/04 accelerated to 12/31/04.

(3) Vests September 13, 2011. May become exercisable sooner upon achievement of certain performance goals as specified in the option agreement.

OPTION EXERCISES

         The following table contains information about stock options of the Company exercised during 2006, by the named executive officers of the Company.

                                       2006 OPTION EXERCISES

                           EXERCISE      EXERCISE        NUMBER OF SHARES    VALUE REALIZED
NAME                         DATE          PRICE      ACQUIRED ON EXERCISE    ON EXERCISE
---------------------      --------      --------     --------------------   --------------
George A. Lopez, M.D.      1/3/06         $10.25              17,056             $508,025
                           1/9/06           5.54               1,000               37,458
                           6/26/06          5.54              25,613              908,535
                           6/27/06          5.54               3,527              125,097
                           6/28/06          5.54              12,495              443,516
                           6/29/06          5.54              58,365            2,076,539
                           9/13/06          5.54               2,339               92,293
                           9/18/06          5.54               9,295              366,866
                           9/19/06          5.54              18,442              727,690
                           9/20/06          5.54              43,924            1,742,885
                           10/12/06         5.54              68,711            2,923,700
                           10/13/06         5.54              27,444            1,167,292
                           10/16/06         5.54               3,304              140,300
                                                             --------         ------------
                                                             291,515          $11,260,196
                                                             ========         ============

Richard A. Costello        3/8/06           7.29               4,000             $110,833
                           12/14/06         7.29               3,000              100,555
                           12/15/06         7.29               1,400               46,559
                                                             --------         ------------
                                                               8,400             $257,947
                                                             ========         ============

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

         As described in Compensation Discussion and Analysis, the Company has arrangements with Dr. Lopez to make certain payments in the event of a change in control of the Company. If the change in control and termination of employment had occurred at December 31, 2006, the following payments would be payable to Dr. Lopez.

         Dr. Lopez would receive payment based on three times salary and bonuses of $3,375,000, and payments under the LTRP of $1,001,000, payable immediately, or in bi-monthly installments over a six year period, at the election of Dr. Lopez. Annual benefits with an approximate annual cost of $2,179 would continue; these consist of dental insurance ($367), life insurance ($336) and disability insurance ($1,476). All stock options held by Dr. Lopez are already vested, so no additional options would vest. If any of these payments are subject to excise tax under Section 4999 of the Internal Revenue Code of 1986 as amended, Dr. Lopez would be entitled to sufficient payments to offset the entire affect of the excise tax. The Company does not believe that any of these payments would be subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, because Dr. Lopez's taxable income is sufficient to qualify for the "safe harbor" provisions of Section 4999. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company would not be entitled to a tax deduction for any amounts paid to Dr. Lopez to the extent that such payments plus other compensation in the year of termination of employment exceed $1 million.

COMPENSATION OF DIRECTORS

         The following table shows all compensation awarded to, earned by or paid to each of the Company's directors in 2006.

                         2006 COMPENSATION OF DIRECTORS

                                   FEES EARNED
                                     OR PAID         ALL OTHER
NAME                                 IN CASH        COMPENSATION       TOTAL
------------------------------     -----------      ------------      --------
Jack W. Brown                        $39,875           $12,000        $51,875
John J. Connors                       40,375            12,000         52,375
Michael T. Kovalchik III, M.D.        45,375            12,000         57,375
Joseph R. Saucedo                     49,125            12,000         61,125
Richard H. Sherman, M.D.              43,375            12,000         55,375
Robert S. Swinney, M.D.               37,250            12,000         49,250

         At December 31, 2006, directors held options to purchase shares of common stock of the Company as follows: Mr. Brown 39,375; Mr. Connors 24,375; Dr. Kovalchik 39,375; Mr. Saucedo 39,375; Dr. Sherman 39,375; and, Dr. Swinney 39,375.

         During 2006, the Company paid directors who were not employees of the Company an annual retainer of $24,000, payable currently, an annual retainer of $12,000 payment of which is deferred until termination of service on the Board of Directors and which is reported in the above table as "All Other Compensation," plus $1,000 per day for attendance at meetings of the Board and $500 if the meeting is conducted telephonically. Pay for attendance at meetings of Committees of the Board is $750 per day and $375 if the meeting is conducted telephonically. Each Chairperson of a Committee of the Board also receives an annual retainer of $5,000 plus additional pay for attendance at each meeting of the Committee of $750 per day and $375 if the meeting is conducted telephonically.

         The Board has suspended grants of options to purchase common stock of the Company under the 2001 Directors Stock Option Plan.

CERTAIN TRANSACTIONS

         Under the Company's written Code of Conduct and Ethics for Officers, an officer may not engage in any transaction with the Company unless approved by a disinterested majority of the Board of Directors after full disclosure. This is consistent with the Company's policy of requiring adherence to the highest standard of business ethics and conduct.

LIFE INSURANCE

         Dr. Lopez is the owner of a $3 million life insurance policy on his life. The Company has in the past advanced funds to pay the premium on the policy. The Company has a collateral assignment entitling it to recover, generally from the value of the policy, all premiums paid on the policy. Because of legislative changes, the Company has ceased paying premiums on the policy, and has not reached agreement with Dr. Lopez on the disposition of the policy. The 2003, 2004, 2005 and 2006 premiums have not been paid. The total premiums paid to date are $479,000 and the net surrender value of the policy is approximately $519,000.

SPORTS PROMOTION

         The company sponsors competitive free-diving and spear fishing teams that support Dr. Lopez's participation in free-diving and spear fishing competitions. Dr. Lopez holds several records for depths achieved in free-diving, which is diving without underwater breathing equipment and has held several spear fishing records. The Company's name and logo are featured on the apparel and equipment of the teams, and the Company is prominently identified in videos and other records of competitions that the teams enter. The Company believes its corporate image is enhanced by publicity generated by the teams' activities and that it should sponsor these teams. Expenses incurred to sponsor the teams include costs of training trips and travel to competitions, accommodations and living expenses, compensation to competition officials and team members, equipment costs and boat charter expenses. In 2006 the Company incurred approximately $24,480 of expenses in sponsoring the spear fishing team. Dr. Lopez receives no compensation for participation in the teams' activities over and above his normal compensation for service as the Company's Chief Executive Officer.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

         All Directors of the Company, except Dr. Lopez, who serves as Chairman of the Board of Directors and President and Chief Executive Officer of the Company, are independent directors under the listing standards of the Nasdaq Stock Market System.

         The Board of Directors has an Audit Committee, which consists of Messrs. Brown, Connors and Saucedo (Chairman). The Board has determined that all members of the Audit Committee are independent directors under the listing standards of the Nasdaq Stock Market System.

         The Board of Directors has a Compensation Committee, consisting of Messrs. Brown, Connors and Saucedo, Drs. Kovalchik (Chairman), Sherman and Swinney. The Board has determined that all members of the Compensation Committee are independent directors under the listing standards of the Nasdaq Stock Market System.

         The Nominating/Corporate Governance Committee (the "Nominating Committee") consists of Drs. Kovalchik, Sherman (Chairman) and Swinney, each of whom the Board of Directors has determined is independent under the listing standards of the Nasdaq National Market System.

BOARD MEETINGS AND COMMITTEES AND ATTENDANCE AT MEETINGS

         During 2006, the Board met fourteen times. Each director attended more than 75% of the total of all meetings of the Board and any committees on which he serves.

         It is the policy of the Company to invite and encourage all members of the board of directors to attend the annual meeting. In 2006, six directors attended the annual meeting.

CODE OF ETHICS

         The Board of Directors has adopted a Code of Business Conduct and Ethics for Officers, and a copy is available on the Company's website, www.icumed.com.

NOMINATING / CORPORATE GOVERNANCE COMMITTEE

         The Nominating/Corporate Governance Committee (the "Nominating Committee") consists of Drs. Kovalchik, Sherman (Chairman) and Swinney, each of whom the Board of Directors has determined is independent under the listing standards of the Nasdaq National Market System. The Nominating Committee operates pursuant to a written charter adopted by the Board of Directors on July 25, 2003, a copy of which can be found on the Company's web site, www.icumed.com. The Nominating Committee's role is to recommend to the Board of Directors policies on Board composition and criteria for Board membership, to identify individuals qualified to serve as directors and approve candidates for director and to recommend directors for appointment to committees of the Board of Directors. The Nominating Committee also makes recommendations to the Board of Directors concerning the Company's corporate governance guidelines and codes of ethics and business conduct, oversees internal investigations of conduct of senior executives, if necessary, and conducts evaluations of the performance of the Board of Directors. The Nominating Committee met twice in 2006.

         In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers, among other things, relevant management and/or industry experience; values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to the guidelines set forth in the listing standards of the Nasdaq National Market System; ability and willingness to undertake the requisite time commitment to Board service; and an absence of conflicts of interest with the Company.

         The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating Committee will assess the need for particular expertise on the Board of Directors, the upcoming election cycle of the Board and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director that may come to the Nominating Committee's attention through current directors, the Company's professional advisors, stockholders or others.

         The Nominating Committee will consider candidates recommended by stockholders. The deadlines and procedures for stockholder recommendations of director candidates are the same as those described below under "Nomination of Directors and Stockholder Proposals." Following verification of the stockholder status of persons proposing candidates, the Nominating Committee will make an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Company's Board before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Nominating Committee, a potential candidate nominated by a stockholder will be treated like any other potential candidate during the review process by the Nominating Committee.

         The Nominating Committee has approved the nominations of George A. Lopez, M.D. and Robert S. Swinney, M.D. for reelection as directors at the Annual Meeting. The Nominating Committee considered the candidates' past contributions to the Board of Directors, their willingness to continue to serve and the benefits of continuity in the membership of the Board of Directors and determined that the reelection of the two candidates was appropriate.

AUDIT COMMITTEE

         The Board of Directors has an Audit Committee, which consists of three directors, Messrs. Brown, Connors and Saucedo (Chairman) all of whom are independent directors as defined under the listing standards of the Nasdaq National Market System. As more fully described in the Audit Committee Charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and audits of its financial statements. The Audit Committee met five times in 2006.

         The Company's Board of Directors adopted a revised Audit Committee charter on July 25, 2003, a copy of which can be found on the Company's web site, www.icumed.com.

         The Board of Directors has determined that Joseph R. Saucedo is an "audit committee financial expert" and is "independent," as both those terms are defined by Securities and Exchange Commission regulations.

AUDIT COMMITTEE REPORT

         The Company's audited consolidated financial statements are included in the Company's Annual Report to Shareholders and Form 10-K. The Audit Committee has reviewed and discussed those financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended. Further, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standards No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, and has discussed the independent auditor's independence with them. Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report to Stockholders and Form 10-K.

April 6, 2007
                                                AUDIT COMMITTEE
                                                Joseph R. Saucedo, Chairman
                                                John J. Connors
                                                Jack W. Brown

COMPENSATION COMMITTEE

         The Board of Directors has a Compensation Committee, consisting of Messrs. Brown, Connors and Saucedo, Drs. Kovalchik (Chairman), Sherman and Swinney. The Board has determined that all members of the Compensation Committee, none of whom are employees, former employees of, or consultants to, the Company are independent directors under the listing standards of the Nasdaq Stock Market System. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors on July 25, 2003, a copy of which can be found on the Company's web site, www.icumed.com. The Compensation Committee discharges the responsibilities of the Board of Directors relating to executive and director compensation. It reviews the performance of the Company and the Chief Executive Officer, sets performance objectives, establishes the compensation of the Chief Executive Officer, recommends to the Board of Directors the compensation of the other executive officers and authorizes the grant of options to employees and awards under the Company's 2005 Long-Term Retention Plan and other bonus and incentive plans. Prior to making it recommendations for officers other than the Chief Executive Officer, the Compensation Committee will receive recommendations from the Chief Executive Officer as to the amounts and types of compensation and other awards for those officers. The Compensation Committee met five times in 2006.

COMPENSATION COMMITTEE REPORT

         The Company's Compensation Discussion and Analysis (CD&A) is included elsewhere in this Proxy Statement. The Compensation Committee has reviewed and discussed the CD&A with management of the Company. Based on these reviews and discussions, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

April 8, 2007
                                        COMPENSATION COMMITTEE
                                        Michael T. Kovalchik III, M.D., Chairman
                                        Jack W. Brown
                                        John J. Connors
                                        Joseph R. Saucedo
                                        Richard H. Sherman, M.D.
                                        Robert S. Swinney, M.D.

SHAREHOLDER COMMUNICATIONS

         The Company's Board of Directors has an established process for stockholder communications and it can be found on the Company's web site, www.icumed.com.

         In the past year, the Board of Directors did not receive any stockholder communications that it considered material and therefore took no action.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports on prescribed forms regarding ownership of and transactions in the Common Stock with the Securities and Exchange Commission and to furnish copies of such forms to the Company. Based solely on a review of the forms received by it, the Company believes that with respect to 2006 all Section 16(a) filings were filed on a timely basis.

                              SELECTION OF AUDITORS

         The Audit Committee of the Board of Directors of the Company has selected McGladrey & Pullen LLP ("McGladrey"), as the independent registered public accounting firm of the Company for the year ending December 31, 2006, and has further directed that management submit that selection for ratification by the stockholders at the Annual Meeting. McGladrey audited the Company's financial statements for the first time in 2005. Representatives of McGladrey are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

         On May 26, 2005, Deloitte & Touche LLP ("Deloitte") resigned as the Registrant's independent registered public accounting firm.

         Deloitte's report on the Company's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's past two years and the subsequent interim period to the date of Deloitte's resignation, there have not been any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its report, and there have not been any "reportable events" as defined in paragraph
(a)(1)(v) of Item 304 of Regulation S-K.

         On May 26, 2005, the Company's Audit Committee engaged McGladrey as the Company's independent registered public accounting firm for the year ending December 31, 2005.

         The decision to change the independent registered independent public accounting firm was approved by the Company's Audit Committee.

         During the past two years and the subsequent interim period up to its engagement, the Company has not (and no one on its behalf has) consulted with McGladrey on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

FEES PAID TO AUDITORS

         It is the policy of our Audit Committee to have the engagement of our independent registered public accounting firm to perform any audit or non-audit services approved in advance by the Audit Committee. Such approval authority is delegated to the Chairman of the Audit Committee on behalf of the Audit Committee as permitted by the Audit Committee Charter.

         McGladrey was our independent registered public accounting firm in 2005. Fees billed by McGladrey in 2006 and 2005 are as follows:

                                                                            2006              2005
                                                                          --------          --------
          Audit fees - financial statements                               $440,099          $126,500
          Audit fees - internal controls over financial reporting          638,098           290,033
          Audit related fees                                                   -0-               -0-
          Tax fees                                                             -0-               -0-
          All other fees                                                       -0-               -0-

         Deloitte was our independent auditor in 2004. Fees billed by Deloitte in 2005 for services through the date of their resignation are as follows:

                                                                                              2005
                                                                                            --------
          Audit fees - financial statements                                                 $191,100
          Audit fees - internal controls over financial reporting                            128,025
          Audit related fees                                                                   6,150
          Tax fees                                                                            49,452
          All other fees                                                                         -0-

          Audit related services:
               SEC filings                                                                     1,650
               Accounting consultation                                                         4,500
                                                                                            $  6,150

         The engagement for all audit related services was approved in advance by our Audit Committee.


                                  OTHER MATTERS

         The Company knows of no other matters to be brought before the Annual Meeting. If any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

                                  ANNUAL REPORT

         The Company's Annual Report for the year ended December 31, 2006 is being mailed to all stockholders together with this Proxy Statement. The Company's Annual Report is also posted on the Company's web site, www.icumed.com.

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MARCH 26, 2007. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 951 CALLE AMANECER, SAN CLEMENTE, CA 92673. THE COMPANY'S ANNUAL REPORT ON FORM 10-K IS ALSO POSTED ON THE COMPANY'S WEB SITE, WWW.ICUMED.COM.

                           NOMINATION OF DIRECTORS AND
                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Any stockholder who intends to nominate persons for election as directors at an annual meeting shall give timely written notice to the Secretary of the Company setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the nominee and
(iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. Such notice shall include a signed consent of each such nominee to serve as a director of the Company, if elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility for such proposed nominee to serve as a director of the Company. Any stockholder who intends to propose any business at a meeting shall give timely written notice to the Secretary of the Company setting forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stock holder giving the notice, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and by any other stockholders known by the stockholder giving the notice to be supporting the proposal and (iv) any material or financial interest of the stockholder in such business. Either of the notices described above will be timely if it is delivered to or mailed and received at the Company's executive offices not less than 50 days nor more than 75 days prior to the date of the annual meeting, unless the Company has given less than 60 days notice or prior public disclosure of the date of the meeting, in which case the notice must be received by the Company not less than 10 days after notice of the meeting was mailed or public disclosure of the date of the meeting was made. A proposal that a stockholder wants the Company to include in the Proxy Statement for the 2008 Annual Meeting must be received by the Company at its principal executive offices by December 11, 2007 or if the date of the annual meeting is changed by more than 30 days from May 11, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials, to be included in the Proxy Statement for that meeting, and all other conditions for such inclusion must be satisfied.

                             SOLICITATION OF PROXIES

         The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.


                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Francis J. O'Brien
                                             -----------------------------
                                             Francis J. O'Brien, Secretary